UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 23, 2018, were submitted to a vote of the stockholders of CoStar Group at the Company’s 2018 Annual Meeting held on June 6, 2018. The final voting results are as follows:

(1)
The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Michael R. Klein, Andrew C. Florance, Laura Cox Kaplan, Michael J. Glosserman, Warren H. Haber, John W. Hill, Christopher J. Nassetta and David J. Steinberg.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael R. Klein	32,048,385	1,265,761	17,003	720,169
Andrew C. Florance	33,050,051	266,607	14,491	720,169
Laura Cox Kaplan	33,030,568	283,294	17,287	720,169
Michael J. Glosserman	33,017,881	295,926	17,342	720,169
Warren H. Haber	32,446,162	866,784	18,203	720,169
John W. Hill	33,212,080	98,727	20,342	720,169
Christopher J. Nassetta	30,245,762	3,066,835	18,552	720,169
David J. Steinberg	33,207,663	99,127	24,359	720,169

(2)	The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified upon the following vote:

Votes For	33,756,701
Votes Against	279,059
Abstentions	15,558

(3)	The advisory resolution on executive compensation was approved upon the following vote:

Votes For	29,486,298
Votes Against	3,671,065
Abstentions	173,786
Broker Non-Votes	720,169

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: June 6, 2018	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer